JER
Partners
1650 Tysons Blvd., Suite 1600
McLean, VA 22102

tel 703.714.8000
fax 703.714.8100

March 15, 2005

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 10 th Floor
New York, New York 10080

LaSalle Bank N.A.
Attention: Andy Streepey
135 South LaSalle Street, Suite 1625
Chicago, IL 60603-4159

Midland Loan Services, Inc.
ATTN: President, CMBS Servicing
10821 Mastin Street, Suite 300
Overland Park, Kansas 66210

JER Investors Trust
ATTN: Keith Belcher
1650 Tysons Boulevard, Suite 1600
McLean, VA 22102

Standard & Poor's Ratings Services
Attn: Roy Chun
55 Water Street, 41 st Floor
New York, NY 10041

Fitch Ratings
Attention: Commercial MBS Group
One State Street Plaza
New York, NY 10004

RE:
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates Series
2004-BCP1

This Officer's Certificate and Annual Statement as to Compliance is furnished to you pursuant to Section
3.13 of the Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 2004, among
Merrill Lynch Mortgage Investors, Inc., as Depositor, Midland Loan Services, INC., as Servicer, J.E.
Robert Company, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee. All terms used herein shall have the meaning set forth for such terms in the Agreement.

The undersigned Special Servicer Officer, on behalf of J.E. Robert Company, Inc., hereby certifies:

(i) a review of the activities of the Special Servicer during the calendar year 2004 (or, if applicable, the portion of such year during which the Certificates were outstanding) and of its performance under this
Agreement has been made under such officer's supervision;

(ii) to the best of such officer's knowledge, based on said review, the Special Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout said year (or, if applicable, the portion of said year during which the Certificates were outstanding); and,

(iii) the Special Servicer has received no notice regarding qualification, or challenging the status, of
REMIC I or REMIC II as a REMIC under the REMIC Provisions or of Grantor Trust E or Grantor Trust B
as a "grantor trust" for income tax purposes under the Grantor Trust Provisions from the Internal Revenue
Service or any other governmental agency or body.
J.E. ROBERT COMPANY, INC.

By: /s/ Keith Belcher
Keith Belcher
Managing Director
Special Servicer Officer